Exhibit 10.2

(English Translation)

Equity Transfer Agreement

The transferors:

Henian Wu ( “Party A” )

Domicile: No. 142, Friendship Street, Wenquan Town, Yingshan County, Hubei Province

ID No.: 422126196309072018

Zongfu Wang ( “Party B” )

Domicile: No. 141, Jinfu Pavilion, Jinyuan Building, No. 3008, South Bao'an Road, Luohu District, Shenzhen City,

Guangdong Province

ID No.: 440303196404243717

Junbiao Huang ( “Party C” )

Domicile: Qianshan Neighborhood Committee, Xiangzhou District, Zhuhai city, Guangdong Province

The transferee:

Good Wealth Capital Investment Limited ( “Party D” )

Registered domicile: Workshop No. 10,6/F, Hewlett Centre, No. 52-54 Hoi Yuen Road, Kwun Tong, Kowloon.

Whereas:

Shenzhen TMK Power Industries Ltd. (the “Company” ) was established by Party A and Party B and Party C in Shenzhen on September 3, 2001, with a registered capital of RMB 10,000,000 (ten million Yuan). Party A holds 58% and Party B holds 30% and Party C holds 12% of the Company's equity.

Party A agrees to transfer 58% of the equity of Company to Party D and Party D agrees to purchase the said equity.

Party B agrees to transfer 30% of the equity of Company to Party D and Party D agrees to purchase the said equity.

Party C agrees to transfer 12% of the equity of Company to Party D and Party D agrees to purchase the said equity.

Party A, Party B, Party C and Party D entered into an equity transfer agreement on September 25, 2008 (the “Original Agreement” ).

Party A, Party B, Party C and Party D have agreed to reach this agreement.

After consultation, as provided by Company Law of the People's Republic of China and Contract Law of the People's Republic of China, the parties agree as follows:

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Article 1 Transfer price and payment terms

1.          Party A holds 58% of the equity of Company, and according to Articles of Association of Company ( “AOA of Company” ), Party A shall make capital contributions in RMB 5,800,000 (five million and eight hundred thousand Yuan), and Party A has made capital contributions as specified in AOA of Company. Party A agrees to transfer his total equity to Party D and Party D agrees to purchase such equity.

Party B holds 30% of the equity of Company, and according to AOA of Company, Party B shall make capital contributions in RMB 3,000,000 (three million Yuan), and Party B has made capital contributions as specified in AOA of Company. Party B agrees to transfer his total equity to Party D and Party D agrees to purchase such equity.

Party C holds 12% of the equity of Company, and according to AOA of Company, Party C shall make capital contributions in RMB 1,200,000 (one million and two hundred thousand Yuan), and Party C has made capital contributions as specified in AOA of Company. Party C agrees to transfer his total equity to Party D and Party D agrees to purchase such equity.

2.          Party A, Party B, Party C and Party D agree that the purchase price of the equity transferred by Party A and Party B and Party C to Party D shall be determined in accordance with the Assets Valuation Report issued by Shenzhen Yong - Rui Letter and Assets Evaluation Ltd. on September 25, 2008. The purchase price payable by Party D to Party A for acquiring the 58% equity of the Company shall be USD875,800 (eight hundred and seventy-five thousand, eight hundred Dollars) and the purchase price payable by Party D to Party B for acquiring the 30% equity of the Company shall be USD 453,000 (four hundred and fifty-three thousand Dollars) and the purchase price payable by Party D to Party C for acquiring the 12% equity of the Company shall be USD 181,200 (one hundred and eighty-one thousand, two hundred dollars).

Party D shall make lump sum payments to Party A and Party B and Party C of USD1,510,000 by bank transfer or by cash; each of such payments shall be made within sixty days upon the effective date of this agreement.

Article 2 Transferors' warranties

Party A and Party B and Party C warrant that they have full disposition right of the transferred equity, that the transferred equity is free from liens and claims of any third parties, and that the transferred equity is not seized by government. Otherwise, Party A and Party B and Party C shall undertake all economic and legal responsibilities arising from the violation of above warranties.

Article 3 Sharing of Company's loss and profits (including creditor's and debt)

1.          After this agreement takes effect, Party D has the right to share Company profits and undertake the corresponding risk and loss according to the proportion of equity.

2.          If Party A and Party B and Party C have not truthfully informed Party D of the debts that Company undertakes before the transfer of equity, as a result, Party D suffers from loss, Party D has the right to recover the relevant damages from Party A and Party B and Party C.

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Article 4 Liabilities for breach of agreement

1.          When the agreement comes into effect, the four parties shall fully perform their duties. Any party who fails to fully perform his duty according to the agreement shall be liable in accordance with law and the provisions of the agreement.

2.          If due to Party A and Party B and Party C, Party D is not able to conduct transfer procedures on schedule, or the purpose of the agreement is compromised, Party A and Party B and Party C shall pay Party D 0.01% of the equity transfer payment that Party D has made as liquidated damages. If the liquidated damages paid by Party A and Party B cannot cover the losses of Party D arising from Party A and Party B and Party C's breach of agreement, Party A and Party B and Party C shall make compensation in accordance with the proportion of their transferred equity.

Article 5 Modification and termination of the agreement

The parties may modify or terminate the agreement if they have so agreed and they shall sign other agreements to indicate the modification or termination of this agreement

Article 6 The burden of cost and tax

All cost involved in equity transfer (including but not limited to notary fee, assessment fee, fees for change of registration in industrial and commercial administration) shall be borne by negotiation of the four parties.

Article 7 Settlement of disputes

Any disputes arising from or concerning this agreement could be settled through negotiations. If no settlements are reached through negotiation, the parties can bring the case to Shenzhen Arbitration Commission.

Article 8 Effectiveness

This agreement shall be effective upon the signing of the four parties and approval of related approving authority after the notary of Shenzhen Notary Public Office.

Article 9 Supplementary provision

This agreement is made in seven copies. Each party and Shenzhen Notary Public Office keeps one copy respectively, and the rest are submitted to related administrations.

Henian Wu
Transferor (Party A): Henian Wu

Zongfu Wang
Transferor (Party B): Zongfu Wang

Junbiao Huang
Transferor (Party C):Junbiao Huang

Guifang Li
Transferee (Party D): GOOD WEATH CAPITAL INVESTMENT LIMITED

On September 25, 2008
In Shenzhen

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The Supplementary Agreement On Equity Transfer

The transferors:

Henian Wu ( “Party A” )

Domicile: No. 142, Friendship Street, Wenquan Town, Yingshan County, Hubei Province

ID No.: 422126196309072018

Zongfu Wang ( “Party B” )

Domicile: No. 141, Jinfu Pavilion, Jinyuan Building, No. 3008, South Bao'an Road, Luohu District, Shenzhen City,

Guangdong Province

ID No.: 440303196404243717

Junbiao Huang ( “Party C” )

Domicile: Qianshan Neighborhood Committee, Xiangzhou District, Zhuhai city, Guangdong Province

The transferee:

Good Wealth Capital Investment Limited ( “Party D” )

Registered domicile: Workshop No. 10,6/F, Hewlett Centre, No. 52-54 Hoi Yuen Road, Kwun Tong, Kowloon.

Whereas:

Shengzhen TMK Power Industries Ltd. (the “Company” ) was established by Party A and Party B and Party C in Shenzhen on September 3, 2001, with a registered capital of RMB 10,000,000 (ten million Yuan). Party A holds 58% and Party B holds 30% and Party C holds 12% of the Company's equity.

Party A agrees to transfer 58% of the equity of Company to Party D and Party D agrees to purchase the said equity.

Party B agrees to transfer 30% of the equity of Company to Party D and Party D agrees to purchase the said equity.

Party C agrees to transfer 12% of the equity of Company to Party D and Party D agrees to purchase the said equity.

Party A, Party B, Party C and Party D entered into an equity transfer agreement on September 25, 2008 (the “Original Agreement” ).

Party A, Party B and Party C have agreed to restate and amend the Original Agreement in its entirety as set forth herein. Due to the financial crisis, Party D cannot pay on time in accordance with the third item of Article 1 of the original agreement. After negotiation and consultation, Party A, Party B and Party C abstain from looking into the legal responsibility of Party D. Party D shall pay in accordance with the third item of Article 1 of the original agreement to Party A, Party B and Party C within 60 days upon the effectiveness of the supplementary agreement.

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This agreement is made in seven copies. Each party keeps one copy respectively, and the rest are submitted to related administrations.

Henian Wu
Transferor (Party A): Henian Wu

Zongfu Wang
Transferor (Party B): Zongfu Wang

Junbiao Huang
Transferor (Party C): Junbiao Huang

Guifang Li
Transferee (Party D): GOOD WEATH CAPITAL
INVESTMENT LIMITED

On January 16, 2010

In Shenzhen

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